UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 14, 2020

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	001-38964	93-1151989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2765 N.W. Nicolai Street Portland, Oregon		97210-1818
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 227-7908

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – no par value Series A Junior Participating Preferred Stock Purchase Rights	SMIT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On January 15, 2020, Schmitt Industries, Inc. issued a press release entitled “Schmitt Announces Second Quarter 2020 Operating Results and CFO Appointment.” A copy of the press release is furnished as Exhibit 99.1 to this report.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Schmitt Industries, Inc. (“Registrant” or the “Company”) has appointed Jamie Schmidt as Chief Financial Officer of the Company, effective as of January 14, 2020.

A copy of the press release that includes the announcement of the above is furnished as Exhibit 99.1 to this report.

Mr. Schmidt, age 30, most recently served as Schmitt’s Controller from October 2019 through January 2020. Prior to his role as Controller he served as Schmitt’s Business Development and Financial Analyst since February 2019, where he was vital in the SBS/Tosei diligence process and the successful sale of the business unit. Prior to Schmitt Mr. Schmidt was an analyst at Sententia Capital Management (“Sententia”) from 2016-2019. Prior to joining Sententia, Mr. Schmidt was an analyst in the Mergers & Acquisitions Department at Craig-Hallum Capital Group, where he closed sell-side engagements in the lower middle market. Mr. Schmidt has a B.S. from Florida State University magna cum laude and attended Columbia Business School, MBA, Value Investing Program.

During the last two years, there have been no transactions or proposed transactions by the Company in which Mr. Schmidt has had or is to have a direct or indirect material interest, and there are no family relationships between Mr. Schmidt and any of the Company’s other executive officers or directors. As disclosed in the Company’s public filings, the Company entered into a consulting agreement with Sententia, where Sententia has agreed to provide executive management services to the Company, which shall be performed by Mr. Zapata in his role as CEO. As contemplated by the terms of the agreement, the Company will pay to Sententia compensation in the amount of $14,000 per month for the term of the agreement, which is defined as July 30, 2019 through July 31, 2020 unless extended or earlier terminated.

(d) On January 14, 2020, the Registrant entered into an executive employment agreement with Mr. Schmidt.

Pursuant to the terms of the agreement, Mr. Schmidt is entitled to receive (i) an annualized salary of $164,000, (ii) a signing bonus of 7,777 fully vested shares of restricted common stock, (iii) a total of 18,000 market-based restricted stock units to vest at set target prices, and (iv) upon achieving certain performance-based objectives determined by the CEO and Compensation Committee, an RSU bonus up to an amount equivalent to $82,000 and other discretionary bonuses as determined by the CEO and Compensation Committee and approved by the Board of Directors.

The 18,000 market-based restricted stock units shall vest in accordance with the schedule set forth below.

Number of RSU’s Vested	Target Price
3,000	$4.00
3,000	$4.20
3,000	$4.40
3,000	$4.60
3,000	$4.80
3,000	$5.00

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the executive employment agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement for Jamie Schmidt dated January 14, 2020.

99.1	Press release entitled “Schmitt Announces Second Quarter 2020 Operating Results and CFO Appointment.”

Forward Looking Statements

This document may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. A complete discussion of the risks and uncertainties that may affect Schmitt’s business, including the business of its subsidiary, is included in “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to Schmitt’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this release speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes to this document made by wire services or internet service providers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

January 16, 2020	By:	/s/ Michael R Zapata
Name: Michael R Zapata
Title: President and Chief Executive Officer